As filed with the Securities and Exchange Commission on September 4, 2003.
                                                      Registration No. 333-90211
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                                 _______________

                         WINTRUST FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

               ILLINOIS                                         36-3873352
     (State or Other Jurisdiction                             (IRS Employer
  of Incorporation or Organization)                       Identification Number)

                              727 NORTH BANK LANE
                        LAKE FOREST, ILLINOIS 60045-1951
                                 (847) 615-4096
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                DAVID A. DYKSTRA
            SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER
                               727 NORTH BANK LANE
                        LAKE FOREST, ILLINOIS 60045-1951
                                 (847) 615-4096
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

      The Commission is requested to send copies of all communications to:

                             JENNIFER R. EVANS, ESQ.
                           JENNIFER DURHAM KING, ESQ.
                     VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                            222 NORTH LASALLE STREET
                          CHICAGO, ILLINOIS 60601-1003
                                 (312) 609-7500

                                 _______________

         Approximate date of commencement of proposed sale to the public: Not applicable.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
[ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

     On November 2, 1999, Wintrust Financial Corporation, an Illinois corporation, filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (File No. 333-90211) (the "Registration Statement") pursuant to Rule 415 of the Securities Act of 1933, as amended, registering a total of 341,453 shares (adjusted to reflect the 3-for-2 stock split effective March 14, 2002) of its common stock, without par value, for the offer and sale from time to time by the selling shareholders named in the Registration Statement. The Commission declared the Registration Statement effective on November 19, 1999. We newly issued all the shares to the selling shareholders in October 1999 in payment in part of the purchase price of our acquisition of Tricom, Inc., and the shares can now be resold under Rule 144(k) without registration.

     In accordance with the undertakings contained in the Registration Statement, we are filing this post-effective amendment to remove from registration any shares not yet resold by the selling shareholders. Accordingly, upon effectiveness of this Post-Effective Amendment No. 1 to the Registration Statement, all the shares of our common stock formerly covered by the Registration Statement that remain available for sale by the selling shareholders will be deregistered.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 3rd day of September, 2003.

                                   WINTRUST FINANCIAL CORPORATION

                                   By:  /s/ David A. Dykstra
                                      ------------------------------------------
                                      David A. Dykstra
                                      Senior Executive Vice President and
                                      Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on the 3rd day of September, 2003 in the capacities indicated.

           SIGNATURE                                  TITLE
           ---------                                  -----

/s/  Edward J. Wehmer                        President, Chief Executive
---------------------------------                 Officer and Director
     Edward J. Wehmer

/s/  David L. Stoehr                         Executive Vice President and
---------------------------------             Chief Financial Officer
     David L. Stoehr                       (Principal Accounting Officer)

/s/  John S. Lillard*
---------------------------------             Chairman and Director
     John S. Lillard

/s/  Peter D. Crist*
---------------------------------                    Director
     Peter D. Crist


---------------------------------                    Director
     Bruce K. Crowther


---------------------------------                    Director
     Bert A. Getz, Jr.


---------------------------------                    Director
     Philip W. Hummer

/s/  James B. McCarthy*
---------------------------------                    Director
     James B. McCarthy

/s/  Marguerite Savard McKenna*
---------------------------------                    Director
     Marguerite Savard McKenna

/s/  Albin F. Moschner*
---------------------------------                    Director
     Albin F. Moschner

/s/  Thomas J. Neis*
---------------------------------                    Director
     Thomas J. Neis

           SIGNATURE                                  TITLE
           ---------                                  -----

/s/  Hollis W. Rademacher*
---------------------------------                    Director
     Hollis W. Rademacher

/s/  J. Christopher Reyes*
---------------------------------                    Director
     J. Christopher Reyes

/s/  John J. Schornack*
---------------------------------                    Director
     John J. Schornack

/s/  Ingrid S. Stafford*
---------------------------------                    Director
     Ingrid S. Stafford


----------
*Signed pursuant to power of attorney


By: /s/ David A. Dykstra
    ---------------------------------
         David A. Dykstra
         Attorney-in-fact